UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


-------------------------------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported):   October 13, 1999

                                   NETOPIA, INC.
               (Exact Name of Registrant as Specified in Charter)





          Delaware                   0-28450                    94-3033136
(State or other jurisdiction       (Commission                (IRS Employer
   of incorporation)               File Number)             Identification No.)


2470 Mariner Square Loop, Alameda, California                            94501
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code   (510) 814-5100



Same
(Former name or Former Address, if Changed Since Last Report.)

Item 2.           Acquisition of Securities.

On October 13, 1999, we acquired StarNet Technologies, Inc., ("StarNet"), a California corporation in a merger transaction in which StarNet merged into a newly formed, wholly owned, subsidiary. StarNet has been developing a voice channel technology architecture that allows the transmission of up to eight voice lines over a digital subscriber line along with the simultaneous transmission of standard data packets. We intend to integrate StarNet's technology into our Internet connectivity product development and begin offering voice and data integrated access devices. Any delay in the completion of the development of the products would cause us to incur additional unplanned development expenses as well as the loss or deferral of customer purchases, either of which could adversely affect our business.

We will account for the transaction under the purchase method. The aggregate consideration constituting the purchase price is approximately $27.5 million at closing (which includes $1.0 million of the potential earnout payments discussed below), and may increase by up to an additional $4.9 million depending on the actual amount of potential earnout payments. The aggregate consideration includes:


o    $8.4 million in cash paid on the closing date of the transaction;

o    447,852 shares of our common stock issued on the closing date;

o a series of potential cash earnout payments aggregating up to approximately $5.9 million at various times after the closing date if certain technical and revenue milestones are achieved. These earnout opportunities will be included in the purchase price for accounting purposes when it is deemed probable that the earnout will be earned. At this time, we have deemed probable and recorded approximately $1.0 million in earnout payments;

o an accounting expense of $1.4 million relating to the substitution of stock options to purchase our common stock in replacement of the StarNet options held by StarNet's former employees, who joined Netopia after the closing; and,

o transaction costs of approximately $800,000 which include legal fees, accounting fees, fees paid for an independent fairness opinion, and fees for other related professional services.

Approximately 30,673 shares of common stock will be held in escrow for a period of time after the closing to satisfy StarNet's indemnification obligations under the definitive acquisition agreements.

The issuance of shares in the merger was not registered under the Securities Act of 1933, as amended, in reliance upon the Securities Act's exemption from the registration requirements for nonpublic offerings, and resale of the shares is restricted under the Securities Act. Netopia has agreed to file a registration statement on Form S-3 registering the resale of the shares. Resale of the shares under the registration statement will be subject to certain customary restrictions.

The excess purchase price over the unaudited net book value of the assets acquired was approximately $27.6 million, which will be allocated to acquired in-process research and development, intangible assets, and other depreciable assets based upon a third party valuation which is currently in progress. We will amortize amounts allocated to goodwill quarterly over the next four years and will amortize other depreciable assets quarterly over the next three years.

The funds used to pay the cash portion of the purchase price were derived from our existing working capital.

All of StarNet's former full time employees became employees of Netopia. Each of
StarNet's   founders,   and   certain   other  key   employees,   entered   into
non-competition agreements in connection with the acquisition.

Item 7.           Financial Statements and Exhibits.

         (a)      Financial Statements of Business Acquired.

         It is impracticable for Netopia currently to provide the required financial statements for StarNet called for by Item 7(a). Pursuant to paragraph
(a)(4) of Item 7 of Form 8-K, the financial statements of StarNet required to be filed under paragraph (a) of this Item 7 will be filed as soon as practicable, but not later than required by Item 7 of Form 8-K.

         (b)      Pro Forma Financial Information.

         It is impracticable for Netopia currently to provide the pro forma financial information with respect to the acquisition of StarNet by Netopia called for by this Item 7(b). Pursuant to paragraphs (b)(2) and (a)(4) of Item 7, the pro forma financial statements required to be filed under paragraph (b) of this Item 7 will be filed as soon as practicable, but not later than required by paragraphs (b)(2) and (a)(4) of Item 7 of Form 8-K.

         (c)      Exhibits:

                  Exhibit
                  Number       Description

                  2.1 Agreement and Plan of Reorganization dated September 28, 1999 by and between Netopia, Inc., a Delaware corporation, SN Merger Corporation, a Delaware corporation that is a wholly-owned subsidiary of Netopia, and StarNet Technologies, Inc. a California corporation*

                  2.2          Registration Rights Agreement dated September 30,
                               1999



*Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to this Agreement and Plan of Reorganization have been omitted. Omitted exhibits include the Certificate of Merger, Escrow Agreement, Amended and Restated Certificate of Incorporation and Bylaws of SN Merger Corporation, Shareholder Representation Letters, Voting Agreements, forms of legal opinions,
Non-competition Agreements, Earnout Payment Criteria, and Employee Incentive Agreements. Omitted schedules include customary disclosure schedules. Such exhibits and schedules will be submitted to the Securities and Exchange Commission upon request.

                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 NETOPIA, INC.



Date:  October 28, 1999          By:/s/ James A. Clark
                                    James A. Clark
                                    Vice President and Chief Financial Officer
                                    (Duly Authorized Officer and Principal
                                    Financial Officer)

                                  EXHIBIT INDEX




Exhibit
Number           Description


2.1 Agreement and Plan of Reorganization dated September 28, 1999 by and between Netopia, Inc., a Delaware corporation, SN Merger Corporation, a Delaware corporation that is a wholly-owned subsidiary of Netopia, and StarNet Technologies, Inc. a California corporation*

2.2              Registration Rights Agreement dated September 30, 1999


* Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to this Agreement of Purchase and Sale of Assets have been omitted. Omitted schedules include the Certificate of Merger, Escrow Agreement, Amended and Restated Certificate of Incorporation and Bylaws of StarNet Merger Corporation, Shareholder Representation Letters, Voting Agreements, Forms of Legal Opinions, Non-competition Agreements, Earnout Payment Criteria, and Employee Incentive Agreements. Such exhibits and schedules will be submitted to the Securities and Exchange Commission upon request.